UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )
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Lawson Products, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Lawson Products, Inc.
8770 West Bryn Mawr Avenue, Suite 900
Chicago, Illinois 60631
________________

NOTICE OF CHANGE OF LOCATION
ANNUAL MEETING OF STOCKHOLDERS
May 12, 2020
________________

TO THE STOCKHOLDERS:

Due to the public health impact of the coronavirus outbreak (COVID-19), NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Stockholders of Lawson Products Inc. (“Lawson”), to be held at 8770 West Bryn Mawr Avenue, Room 933, Chicago, Illinois, 60631 on May 12, 2020, at 10:00 a.m., Central Time (the “Annual Meeting”), has been changed to a virtual meeting. You will not be able to attend the Annual Meeting in person this year.

Virtual meeting date:     Tuesday, May 12, 2020
Virtual meeting time:    10:00 a.m., Central Time
Virtual meeting link:     www.meetingcenter.io/299456788
Virtual meeting password:     LAWS2020

As described in the proxy materials for the Annual Meeting previously distributed, you may vote at the meeting if you were a Lawson stockholder of record at the close of business on the record date of March 17, 2020.

To be admitted to the Annual Meeting at www.meetingcenter.io/299456788 (the “Annual Meeting Website”), you must enter the 16-digit control number found on your proxy card, voting instruction form or notice you previously received. You must also use the password LAWS2020. You may vote your shares and submit your questions during the Annual Meeting by following the instructions available on the Annual Meeting Website during the meeting. Others may access the Annual Meeting Website as a “Guest.” “Guests” are permitted to hear the Annual Meeting and to see all materials presented, but will not be able to ask questions or vote during the Annual Meeting.

If you are a beneficial owner of your shares (e.g. you hold your shares through an intermediary, such as a bank or broker or other nominee), you must register in advance to attend the Annual Meeting by emailing proof of your proxy power (legal proxy) reflecting your shares of Lawson common stock ownership along with your name and email address to Computershare at legalproxy@computershare.com no later than 5:00 p.m. Eastern Time on May 7, 2020. You will receive a confirmation of your registration by email after Computershare receives your registration materials.

Please note that the proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote shares in connection with the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. Stockholders who have sent in proxies or voted via telephone or internet do not need to take any further action. Any stockholder who has not yet voted on the day of the Annual Meeting may do so by following the applicable voting instructions on the Annual Meeting Website.

By Order of the Board of Directors
Neil E. Jenkins
Secretary

April 10, 2020

The Notice of Internet Availability of Proxy Materials contains specific instructions on how to access Annual Meeting materials via the internet as well as instructions on how to receive paper copies if preferred.

Additionally, copies of this Notice of Change of Location, Notice of Annual Meeting, the Proxy Statement and the Lawson’s 2019 Annual Report on Form 10-K are available at www.edocumentview.com/LAWS.